UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

RESOURCE REIT, INC.

(Exact name of registrant specified in its charter)

Maryland	000-55430	80-0854717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, 17th Floor Philadelphia, Pennsylvania 19103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 231-7050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 21, 2022, the board of directors of Resource REIT, Inc. (the “Company”) unanimously approved recommending to its stockholders that they reject a mini-tender offer made by affiliates of MacKenzie Capital Management, LP for up to 300,000 shares of the Company’s common stock, which is approximately 0.18% of the Company’s outstanding common stock. The Company’s response containing this recommendation is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Ex.	Description

99.1	Response to Mini-Tender Offer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE REIT, INC.

Dated: March 28, 2022	By:	/s/ Alan F. Feldman
	Name:	Alan F. Feldman
	Title:	Chief Executive Officer and President